Exhibit 4.1

FORM OF AMENDMENT AGREEMENT TO MARGIN LOAN AGREEMENT

This AMENDMENT AGREEMENT TO MARGIN LOAN AGREEMENT, dated as of September 30, 2022 (this “Agreement”), is entered into by and among LBC CHEETAH 6, LLC, a Delaware limited liability company (“Borrower”), each financial institution party to the Loan Agreement (as defined below), in each case, immediately prior to the effectiveness of this Agreement (in their respective capacities as Lenders (as such term is used in the Loan Agreement) each, a “Lender” and, collectively, the “Lenders”), BNP Paribas, New York Branch (“BNP NY”), as administrative agent (as successor to Wilmington Trust, National Association (“Wilmington Trust” and, as successor to Bank of America, N.A., in its capacity as administrative agent (the “Original Administrative Agent” and, together with Wilmington Trust, the “Preceding Administrative Agents”), together with its successors and assigns in such capacity, “Administrative Agent”), and BNP Paribas, as calculation agent (as successor to Bank of America, N.A., in its capacity as calculation agent (the “Original Calculation Agent”), together with its successors and assigns in such capacity, “Calculation Agent”).

RECITALS

WHEREAS, Borrower, the lenders party thereto, Administrative Agent and Calculation Agent entered into that certain Margin Loan Agreement, dated as of August 31, 2017 (the “Original Loan Agreement”) (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Loan Agreement” and, the Loan Agreement, as modified by this Agreement, the “Amended Loan Agreement”).

WHEREAS, Borrower, the Secured Parties party thereto, Administrative Agent, Calculation Agent, and U.S. Bank National Association, as securities intermediary and as a bank under the Control Agreement, are party to that certain Collateral Account Control Agreement, dated as of August 31, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect, the “Control Agreement”).

WHEREAS, (a) the Borrower has requested, and the Secured Parties have agreed to, subject to the terms and conditions of this Agreement, amend the definition of Minimum Price, and (b)  in connection with this Agreement, and as a condition to the Share Price Amendment Effective Date (as defined below), the Borrower shall deposit 6,000,000 additional CHTR Shares that are Eligible Pledged Shares on a Pro Rata Basis (as defined in the Loan Agreement) into each Additional Unrestricted Collateral Account (as defined below) of each Lender.

WHEREAS, in connection with this Agreement, each party hereto desires to supplement Annex I to the Control Agreement (as defined in the Loan Agreement) to add the additional Collateral Accounts (used herein as defined in the Control Agreement) that have been added to the Control Agreement on or prior to the date hereof and set forth on Schedule A to that certain Written Instruction Re: Pledge of Additional Shares, dated as of the date of this Agreement (such additional Collateral Accounts, the “Additional Unrestricted Collateral Accounts”).

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Loan Agreement.
SECTION 2.Amendments. Upon the occurrence of the Amendment, the provisions of the Loan Agreement are waived and/or amended, as applicable, as follows:

2.1	Section 1.01 of the Loan Agreement is amended to add the following definitions in alphabetical order:

““Corporate Transaction Event” means any Issuer 251(g) Merger Event, Issuer Merger Event or Issuer Tender to Merger Event.

“Release Share Price” means $[●].”; and

“Share Price Amendment Effective Date” means October 3, 2022.”

2.2	the definition of “Minimum Price” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

“Minimum Price” means (a) prior to the Share Price Amendment Effective Date, $[●] and (b) on and after the Share Price Amendment Effective Date, $[●]; provided that, in the event that any Share or Shares are released from the Liens under the Collateral Documents (other than in connection with a Corporate Transaction Event), the Minimum Price shall be $[●]; provided, further,  that, in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum Price and provide for a Minimum Price applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).”;

2.3	the following sentence is added at the beginning of Section 2.09(d) of the Loan Agreement:

“Notwithstanding anything to the contrary contained herein (including in this Section 2.09(d)) or in any other Loan Documents, on and after the Share Price Amendment Effective Date, other than in connection with a Corporate Transaction Event, the Borrower may not request the release of any Pledged Shares or other Collateral (other than Eligible Cash Collateral), and no Pledged Shares or other Collateral (other than Eligible Cash Collateral) shall be released from, the Lien securing the Obligations at any time when the Market Reference Price does not exceed the Release Share Price (except any release in connection with a rebalance of Collateral pursuant to Section 2.14, and/or a transfer of Collateral in connection with an assignment between or among Lenders or potential Lenders in accordance with the Loan Documents).”;

2.4	the following proviso is added at the end of Section 7.04 of the Loan Agreement (prior to the ending period thereof):

“; provided, however, that, in no event shall a Disposition (or entry of an agreement to make a Disposition) (other than in connection with a Corporate Transaction Event) be permitted pursuant to this Section 7.04 on or after the Share Price Amendment Effective Date at any time when the Market Reference Price does not exceed the Release Share Price”; and

2.5	the following proviso is added at the end of Section 7.07 of the Loan Agreement (prior to the ending period thereof):

“; provided, however, that, in no event shall a Restricted Payment (or incurrence of an obligation to make a Restricted Payment) of Collateral be permitted pursuant to this Section 7.07 on or after the Share Price Amendment Effective Date at any time when the Market Reference Price does not exceed the Release Share Price”.

SECTION 3.[Reserved].
SECTION 4.[Reserved].
SECTION 5.Conditions to Effectiveness. The Agreements shall become effective when all of the conditions set forth in this Section 5 shall have been satisfied or waived by the Lenders and, as applicable, the Administrative Agent (the “Share Price Amendment Effective Date”).
5.1	Borrower shall have deposited not less than 6,000,000 additional CHTR Shares constituting Eligible Pledged Shares into the Lenders’ Additional Unrestricted Collateral Accounts on a Pro Rata Basis.
5.2	Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received counterparts of this Agreement executed by Borrower, each Lender and the Calculation Agent.
5.3	Administrative Agent and each Lender shall have received a certificate executed by a Responsible Officer of Borrower certifying that: (i) Each of the representations and warranties made by Borrower set forth in Article V of the Amended Loan Agreement (other than in Section 5.20 thereof) and the other Loan Documents shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date); and (ii) No Default shall exist as of the Share Price Amendment Effective Date or would result from the consummation of the transactions contemplated by this Agreement on the Share Price Amendment Effective Date.
5.4	Administrative Agent and each Lender shall have received such documents and certifications as Administrative Agent or any Lender may reasonably require to evidence that Borrower is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business.
5.5	The Borrower shall have delivered to each Lender a Form U-1 or Form G-3 or an amendment to a Form U-1 or Form G-3 previously delivered to such Lender, duly executed by a Responsible Officer (in each case, unless such Lender has confirmed that it does not require either such form).
5.6	Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and Agents to the extent invoiced at least two (2) Business Days prior to the Share Price Amendment Effective Date; provided that such amount shall not thereafter preclude a final settling of accounts between Borrower, such Lenders and Agents; provided, further, that, in each case, in the case of legal fees and expenses, such fees and expenses shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel to Agents and the Lenders, taken as a whole.

SECTION 6.Representations and Warranties of Borrower. By its execution of this Agreement, Borrower hereby represents and warrants to the Lenders, Administrative Agent and Calculation Agent that, as of the Share Price Amendment Effective Date (after giving effect to this Agreement):
6.1	The execution, delivery and performance by Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound; (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Permissible Transfer Restrictions) under, or require any payment to be made under, any Contractual Obligation; (d) violate any written corporate policy of any Issuer applicable to Borrower or, to Borrower’s knowledge, affecting Borrower; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f) above, where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
6.2	No Default exists as of the date hereof.
SECTION 7.Validity of Obligations and Liens; Reaffirmation.
7.1	Validity of Obligations. Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of the Obligations.
7.2	Validity of Liens and Loan Documents. Borrower hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted in the Security Agreement to secure the Obligations and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” (and each reference in the Loan Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Loan Agreement.

SECTION 8.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 9. Execution of Agreement. This Agreement shall be executed by Borrower, Administrative Agent, Calculation Agent and each of the Lenders. Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, upon the effectiveness of this Agreement, the Control Agreement, as amended hereby.
SECTION 10.No Implied Waivers. Except as expressly set forth in this Agreement, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agents or the Lenders under the Loan Agreement or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Loan Agreement, other than as expressly set forth herein, all of which shall continue in full force and effect. Nothing in this Agreement shall be construed to imply any willingness on the part of the Agents or the Lenders to agree to or grant any similar or future amendment or waiver of any of the terms and conditions of the Loan Agreement.
SECTION 11.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
SECTION 12.Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement is a Loan Document.
SECTION 13.No Discharge.
(a)   This Agreement shall not discharge or release the obligations of any Person party to any Loan Document or discharge or release any security under any Loan Document. Nothing herein contained is intended by the parties to be, or shall be, construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, including but not limited to the Control Agreement, which shall remain in full force and effect. Nothing in this Agreement shall be construed as a release or other discharge of Borrower from any of its obligations and liabilities under the Loan Documents, all of which are continued on the terms set forth in the Amended Loan Agreement, the Control Agreement and the other Loan Documents (as defined in the Amended Loan Agreement).

SECTION 14.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 15.SUBMISSION TO JURISDICTION; WAIVERS; ETC.
15.1	SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
15.2	WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 15.1. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
15.3	SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED LOAN AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
15.4	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 16.Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 17.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto (to the extent permitted by Section 10.06 of the Amended Loan Agreement).
SECTION 18.Recognition of the U.S. Special Resolution Regimes.
18.1	In the event that any Lender that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Lender of the Amended Loan Agreement, and any interest and obligation in or under the Amended Loan Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Amended Loan Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
18.2	In the event that any Lender that is a Covered Entity or a BHC Act Affiliate of such Lender becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Amended Loan Agreement that may be exercised against such Lender are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Amended Loan Agreement were governed by the laws of the United States or a state of the United States.
18.3	Definitions.
(a)   “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(b)   “Covered Entity” means any of the following:
(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(c)   “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(d)   “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 19.Authorization and Direction. By its signature below, each of the Lenders hereby authorizes and directs Administrative Agent and Calculation Agent to execute and deliver this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LBC CHEETAH 6, LLC, as Borrower

By: LMC Cheetah 1, LLC, as sole

member and a manager of LBC CHEETAH 6, LLC

By: Liberty Broadband Corporation, as sole member and manager of LMC

CHEETAH 1, LLC

By: __________________________________

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

BNP PARIBAS, NEW YORK BRANCH, as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:

BNP PARIBAS, as Calculation Agent and a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment Agreement to MLA]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:

Name:

Title:

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

Mizuho Bank, Ltd., as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

ROYAL BANK OF CANADA, as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Lender

By:

Name:
Title:

[Signature Page to Amendment Agreement to MLA]

MUFG Union Bank, N.A., as a Lender

By:

Name:
Title:

[Signature Page to Amendment Agreement to MLA]

BANK OF AMERICA, N.A., as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

CITIBANK, N.A., as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

DEUTSCHE BANK ag, london branch, as a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment Agreement to MLA]

MORGAN STANLEY BANK, N.A., as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:

Name:

Title:

[Signature Page to Amendment Agreement to MLA]

UBS AG, LONDON BRANCH, as a Lender

By:

Name:
Title:

By:

Name:
Title:

[Signature Page to Amendment Agreement to MLA]